Exhibit 99.1

               Astea Stockholders Approve Reverse Stock Split;

        One-for-five Reverse Split Aimed at Maintaining NASDAQ Listing



    HORSHAM, Pa., Aug. 22 /PRNewswire-FirstCall/ -- Astea International Inc.

(Nasdaq: ATEA), a global provider of Service Smart, Enterprise Proven CRM solutions, announced that stockholders at yesterday's Annual Meeting in

Horsham, PA, approved a one-for-five reverse stock split.  The Board has also approved the reverse split, and has declared that it shall become effective on

September 2, 2003.  Astea shareholders will receive one share of the Company's common stock for each five shares of common stock held as of 12:01 A.M. on

September 2, 2003.  The split will reduce the Company's shares outstanding from 14,606,530 to approximately 2,921,306.

    The reverse stock split is intended to ensure compliance with the continued listing requirements of the NASDAQ SmallCap Market, specifically the minimum bid price requirement.  On July 23, 2003, Astea received a NASDAQ

Staff Determination indicating that the company has failed to comply with the minimum bid price requirement of $1.00 a share as set forth in Marketplace

Rule 4310(c)(4) for continued listing on the NASDAQ SmallCap Market.  The company appealed this determination, and appeared yesterday at a hearing before a NASDAQ Listing Qualifications Panel.  Astea presented to the Panel the Board and stockholder approval of the reverse split, and requested that the Panel grant Astea's request for continued listing, allowing the company sufficient time to implement the reverse split and demonstrate compliance with the minimum bid price requirements.  The company believes that following the reverse split, it will be in compliance with all listing requirements, and believes it is likely that the Panel will allow it the time needed to implement the reverse split.  However, there can be no assurance that the

Listing Panel will grant the company's request.



    About Astea International Inc.

    Astea International Inc. (www.astea.com) is a global provider of service-focused CRM software that addresses the unique needs of companies who manage capital equipment, mission critical assets and human capital.  The

Astea Alliance CRM suite addresses the complete service lifecycle, from lead generation and project quotation to service and billing through asset retirement.  It integrates and optimizes critical business processes for Sales

& Marketing, Contact Center, Field Service, Depot Repair, Professional

Services, Portals, Analytics and Mobile solutions.  Astea has licensed applications to companies in a wide range of sectors including information technology, telecommunications, instruments & controls, business systems, and medical devices.



    Astea and Astea Alliance CRM are trademarks of Astea International Inc.

All other company and product names contained herein are trademarks of the respective holders.



    This press release contains forward-looking statements, including statements about the Company's ability to satisfy NASDAQ's listing requirements, that are made under the "safe harbor" provisions of the Private

Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  Among these risk factors are the market impact of the reverse split, our ability to meet Nasdaq listing requirements, the decision of the

NASDAQ Listing Qualifications Panel, the continuing acceptance of Astea's products, general competitive pressures in the marketplace, and the uncertainty of continued overall growth in the customer relationship management solutions industry.  Further information regarding these as well as other key risk factors that could affect the Company's financial results and meaningful cautionary statements are included in the Company's reports,

including the Form 10-K for the fiscal year ended December 31, 2002, and more recent 10-Q's.



SOURCE  Astea International Inc.

    -0-                             08/22/2003

    /CONTACT:  Rick Etskovitz, Chief Financial Officer, Astea International

Inc., +1-215-682-2500, retskovitz@astea.com/

    /Web site:  http://www.astea.com /

    (ATEA)



CO:  Astea International Inc.; NASDAQ

ST:  Pennsylvania

IN:  CPR STW ITE OTC

SU: